SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 17, 2016

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Forrester Research, Inc. (the “Company”) held on May 17, 2016 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

Proposal 1 – The election of two nominees to the Company’s Board of Directors as Class II Directors.

The two nominees named in the definitive proxy statement were elected to serve as directors until the 2019 annual meeting of stockholders. Information as to the vote on each director standing for election is provided below:

Nominee	For	Withheld	Broker Non-Votes
Henk W. Broeders	16,264,595	337,573	506,438
George R. Hornig	16,264,595	337,573	506,438

Proposal 2 – The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
17,105,179	2,596	831	-0-

Proposal 3 – Approval by non-binding vote Forrester Research, Inc. executive compensation.

The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
16,580,148	20,547	1,473	506,438

Proposal 4 – Approval of an amendment and restatement of the Forrester Research, Inc. 2006 Equity Incentive Plan

The voting results were as follow:

For	Against	Abstaining	Broker Non-Votes
12,447,007	4,154,680	481	506,438

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ GAIL S. MANN
Name: Gail S. Mann
Title: Chief Legal Officer

Date: May 20, 2016